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Exhibit 32

                           SECTION 1350 CERTIFICATION

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the quarterly report of PacificHealth Laboratories, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2004 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report") Robert Portman, Chief Executive Officer of the Company and Stephen P. Kuchen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on our knowledge:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification shall not be deemed "filed" by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

DATE: August 12, 2004

   By: /S/ ROBERT PORTMAN
       ---------------------------------------
       Robert Portman, Chief Executive Officer
       (Principal Executive Officer)

DATE: August 12, 2004

   By: /S/ STEPHEN P. KUCHEN
       --------------------------------------------
       Stephen P. Kuchen, Chief Financial Officer
       (Principal Financial and Accounting Officer)